As filed with the Securities and Exchange Commission on December 18, 2009
Registration No. 333-158270
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	56-2408571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4400 Carillon Point
Kirkland, Washington 98033
(425) 216-7600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Broady R. Hodder
Senior Vice President and General Counsel
Clearwire Corporation
4400 Carillon Point
Kirkland, Washington 98033
(425) 216-7600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joshua N. Korff
Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022-4611
(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-158270), which we refer to as the Registration Statement, previously filed with the Securities and Exchange Commission on December 9, 2009, is being filed solely for the purposes of correcting the signature page of the Registration Statement, which did not include the introductory language relating to Form S-3 eligibility, and updating Item 16 to file Exhibit 24.4. No changes are being made to any provision of Part I of the Registration Statement, and therefore Part I of the Registration Statement has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses payable by us in connection with the sale and distribution of the securities being registered hereunder. All of the amounts shown are estimates except for the SEC registration fee.

Amount

SEC registration fee	$3,680.98
Accounting fees and expenses	160,000.00
Legal fees and expenses	185,000.00
Printing fees and expenses	60,000.00

Total	$408,680.98

Item 15.	Indemnification of Directors and Officers.

We have agreed to indemnify our officers and directors pursuant to the terms of the Clearwire Charter, which provides for indemnification of our directors and executive officers who have not otherwise entered into an indemnification agreement with us. The Clearwire Charter allows us to indemnify our officers and directors to the fullest extent permitted by the DGCL or other applicable law. It also contains provisions that provide for the indemnification of directors of Clearwire for third party actions and actions by or in the right of Clearwire that mirror Section 145 of the DGCL.

In addition, the Clearwire Charter states that we shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of Clearwire, or is or was serving at the request of Clearwire as a director, officer, employee, partner, trustee, manager, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, including service with respect to an employee benefit plan, against any liability asserted against such person or reasonably incurred by such person (or their heirs, executors or administrators), in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not we would have the power to indemnify such person against such liability under the DGCL. We, however, shall not be required to indemnify, nor pay expenses incurred to, any such person, in connection with any proceeding initiated by such person, unless the commencement of the proceeding by such person was authorized by our board of directors. If a claim for indemnification or advancement of expenses is not paid in full by us within thirty (30) calendar days after a written claim by any such person has been received by us, such person may bring suit against us to recover the unpaid amount of the claims, and, if successful in whole or in part, the expenses of prosecuting the claim.

Any person serving as a director, officer, employee or agent of Clearwire Communications or another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned directly or indirectly by Clearwire will be conclusively presumed to be serving in such capacity at the request of Clearwire.

We have and intend to maintain director and officer liability insurance, if available on reasonable terms. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We are organized under the laws of the State of Delaware. Section 145 of the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

In addition, on December 4, 2008, we entered into an indemnification agreement with each of our directors and executive officers then in office, which we refer to as the Indemnification Agreement. Under the Indemnification Agreement, we have agreed to indemnify each director and executive officer against liability arising out of the individual’s performance of his or her duties to Clearwire. The Indemnification Agreement provides indemnification in addition to the indemnification provided by the Clearwire Charter, the Clearwire Bylaws and applicable law. Among other things, the Indemnification Agreement indemnifies each director and executive officer for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by the director or executive officer from any claims relating to any event or occurrence arising out of or in connection with the director’s or executive officer’s service to us or to any other entity to which the director or executive officer provides services at our request. Further, we have agreed to advance expenses the director or executive officer may spend as a result of any proceeding against the director or executive officer as to which such individual could be indemnified. Notwithstanding the other provisions of the Indemnification Agreement, we are not obligated to indemnify the director or executive officer: (i) for claims initiated by the director or executive officer, (ii) for claims relating to payment of profits in violation of Section 16(b) of the Exchange Act, (iii) if a final court decision determines that such indemnification is not lawful, and (iv) if the director or executive officer did not act in good faith or the best interest of Clearwire, engaged in unlawful conduct, or is adjudged to be liable to Clearwire.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following Exhibits are filed as part of this registration statement unless otherwise indicated:

2.1	Transaction Agreement and Plan of Merger dated May 7, 2008, among Clearwire Corporation, Sprint Nextel Corporation, Comcast Corporation, Time Warner Cable Inc., Bright House Networks, LLC, Google Inc. and Intel Corporation (Incorporated herein by reference to Exhibit 2.1 to Clearwire Corporation’s Registration Statement on Form S-4 originally filed August 22, 2008).
2.2	Amendment No. 1 to the Transaction Agreement and Plan of Merger, dated November 21, 2008, as amended, among Clearwire Corporation, Sprint Nextel Corporation, Intel Corporation, Google Inc., Comcast Corporation, Time Warner Cable Inc. and Bright House Networks, LLC (Incorporated herein by reference to Exhibit 2.1 to Clearwire Corporation’s Form 8-K filed December 1, 2008).
4.1	Equityholders’ Agreement, dated November 28, 2008, among Clearwire Corporation, Sprint HoldCo, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2009A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, BHN Spectrum Investments, LLC (Incorporated herein by reference to Exhibit 4.1 to Clearwire Corporation’s Form 8-K filed December 1, 2008).
4.2	Stock certificate for Clearwire Corporation Class A Common Stock (Incorporated herein by reference to Exhibit 4.2 to Clearwire Corporation’s Form 10-K filed March 26, 2009).

4.3		Registration Rights Agreement dated August 5, 2005, among Clearwire Corporation and certain buyers of the Senior Secured Notes (Incorporated herein by reference to Exhibit 4.5 to Clearwire Corporation’s Registration Statement on Form S-1 filed December 19, 2006).
4.4		Form of Warrant (Incorporated herein by reference to Exhibit 4.4 to Clearwire Corporation’s Registration Statement on Form S-1 originally filed March 27, 2009).
5.1		Legal Opinion of Kirkland & Ellis LLP (Incorporated herein by reference to Exhibit 5.1 to Clearwire Corporation’s Registration Statement on Form S-1 originally filed March 27, 2009).
23.1		Consent of Deloitte & Touche LLP (Incorporated herein by reference to Exhibit 23.1 to Clearwire Corporation’s Post-Effective Amendment No. 2 to Form S-1 on Form S-3 Registration Statement filed December 9, 2009).
23.2		Consent of KPMG LLP (Incorporated herein by reference to Exhibit 23.2 to Clearwire Corporation’s Post-Effective Amendment No. 2 to Form S-1 on Form S-3 Registration Statement filed December 9, 2009).
23.3		Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1) (Incorporated herein by reference to Exhibit 23.3 to Clearwire Corporation’s Registration Statement on Form S-1 originally filed March 27, 2009).
24.1		Power of Attorney of certain executive officers and directors (Incorporated herein by reference to Exhibit 24.1 to Clearwire Corporation’s Post-Effective Amendment No. 2 to Form S-1 on Form S-3 Registration Statement filed December 9, 2009).
24.2		Power of Attorney of Dennis S. Hersch (Incorporated herein by reference to Exhibit 24.2 to Clearwire Corporation’s Post-Effective Amendment No. 2 to Form S-1 on Form S-3 Registration Statement filed December 9, 2009).
24.3		Power of Attorney of Theodore H. Schell (Incorporated herein by reference to Exhibit 24.3 to Clearwire Corporation’s Post-Effective Amendment No. 2 to Form S-1 on Form S-3 Registration Statement filed December 9, 2009).
24	.4†	Power of Attorney of Frank Ianna.
99.1		2007 Clearwire Corporation financial statements and footnotes (Incorporated herein by reference to Exhibit 99.1 to Clearwire Corporation’s Form 10-K filed March 26, 2009).

†	Filed herewith.

*	Flux United States Corporation changed its name to Clearwire Corporation effective February 24, 2004, and as a result all references to Flux United States Corporation in this index are now to Clearwire Corporation.

(b) Financial Statement Schedules.

Schedules have been omitted because the information set forth therein is not material, not applicable or is included in the financial statements or related notes of the prospectus which forms a part of this registration statement.

Item 17.	Undertakings.

a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1), (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kirkland, state of Washington, on December 18, 2009.

CLEARWIRE CORPORATION

/s/  Erik E. Prusch

Erik E. Prusch
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* William T. Morrow	Chief Executive Officer and Director (Principal Executive Officer)	December 18, 2009

/s/ Erik E. Prusch Erik E. Prusch	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 18, 2009

* Craig O. McCaw	Director	December 18, 2009

* Daniel R. Hesse	Director	December 18, 2009

* Keith O. Cowan	Director	December 18, 2009

* John W. Stanton	Director	December 18, 2009

* Dennis S. Hersch	Director	December 18, 2009

* Peter L.S. Currie	Director	December 18, 2009

* Jose A. Collazo	Director	December 18, 2009

* Frank Ianna	Director	December 18, 2009

S-1

Signature		Title	Date

* Sean Maloney		Director	December 18, 2009

* Steve Elfman		Director	December 18, 2009

* Theodore H. Schell		Director	December 18, 2009

* Brian P. McAndrews		Director	December 18, 2009

*By:	/s/ Erik E. Prusch Erik E. Prusch as attorney-in-fact

S-2

EXHIBIT INDEX

2.1		Transaction Agreement and Plan of Merger dated May 7, 2008, among Clearwire Corporation, Sprint Nextel Corporation, Comcast Corporation, Time Warner Cable Inc., Bright House Networks, LLC, Google Inc. and Intel Corporation (Incorporated herein by reference to Exhibit 2.1 to Clearwire Corporation’s Registration Statement on Form S-4 originally filed August 22, 2008).
2.2		Amendment No. 1 to the Transaction Agreement and Plan of Merger, dated November 21, 2008, as amended, among Clearwire Corporation, Sprint Nextel Corporation, Intel Corporation, Google Inc., Comcast Corporation, Time Warner Cable Inc. and Bright House Networks, LLC (Incorporated herein by reference to Exhibit 2.1 to Clearwire Corporation’s Form 8-K filed December 1, 2008).
4.1		Equityholders’ Agreement, dated November 28, 2008, among Clearwire Corporation, Sprint HoldCo, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2009A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, BHN Spectrum Investments, LLC (Incorporated herein by reference to Exhibit 4.1 to Clearwire Corporation’s Form 8-K filed December 1, 2008).
4.2		Stock certificate for Clearwire Corporation Class A Common Stock (Incorporated herein by reference to Exhibit 4.2 to Clearwire Corporation’s Form 10-K filed March 26, 2009).
4.3		Registration Rights Agreement dated August 5, 2005, among Clearwire Corporation and certain buyers of the Senior Secured Notes (Incorporated herein by reference to Exhibit 4.5 to Clearwire Corporation’s Registration Statement on Form S-1 filed December 19, 2006).
4.4		Form of Warrant (Incorporated herein by reference to Exhibit 4.4 to Clearwire Corporation’s Registration Statement on Form S-1 originally filed March 27, 2009).
5.1		Legal Opinion of Kirkland & Ellis LLP (Incorporated herein by reference to Exhibit 5.1 to Clearwire Corporation’s Registration Statement on Form S-1 originally filed March 27, 2009).
23.1		Consent of Deloitte & Touche LLP (Incorporated herein by reference to Exhibit 23.1 to Clearwire Corporation’s Post-Effective Amendment No. 2 to Form S-1 on Form S-3 Registration Statement filed December 9, 2009).
23.2		Consent of KPMG LLP (Incorporated herein by reference to Exhibit 23.2 to Clearwire Corporation’s Post-Effective Amendment No. 2 to Form S-1 on Form S-3 Registration Statement filed December 9, 2009).
23.3		Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1) (Incorporated herein by reference to Exhibit 23.3 to Clearwire Corporation’s Registration Statement on Form S-1 originally filed March 27, 2009).
24.1		Power of Attorney of certain executive officers and directors (Incorporated herein by reference to Exhibit 24.1 to Clearwire Corporation’s Post-Effective Amendment No. 2 to Form S-1 on Form S-3 Registration Statement filed December 9, 2009).
24.2		Power of Attorney of Dennis S. Hersch (Incorporated herein by reference to Exhibit 24.2 to Clearwire Corporation’s Post-Effective Amendment No. 2 to Form S-1 on Form S-3 Registration Statement filed December 9, 2009).
24.3		Power of Attorney of Theodore H. Schell (Incorporated herein by reference to Exhibit 24.3 to Clearwire Corporation’s Post-Effective Amendment No. 2 to Form S-1 on Form S-3 Registration Statement filed December 9, 2009).
24	.4†	Power of Attorney of Frank Ianna.
99.1		2007 Clearwire Corporation financial statements and footnotes (Incorporated herein by reference to Exhibit 99.1 to Clearwire Corporation’s Form 10-K filed March 26, 2009).

†	Filed herewith.

*	Flux United States Corporation changed its name to Clearwire Corporation effective February 24, 2004, and as a result all references to Flux United States Corporation in this index are now to Clearwire Corporation.